                             MISSION WEST PROPERTIES

                       RESTRICTED STOCK PURCHASE AGREEMENT


THIS AGREEMENT is made and entered into as of March 30, 1998, between Mission West Properties, a California corporation (the "Company") and Michael J. Anderson ("Purchaser").

                                R E C I T A L S:

A. Pursuant to the exercise of a stock option (the "Option") granted to Purchaser by the Company under the Stock Option Agreement dated March 30, 1998 (the "Option Agreement"), Purchaser has elected to purchase Two Hundred Thousand (200,000) shares of the Company's Common Stock (the "Shares").

B. Purchaser is a key employee of the Company. The securities described in this Agreement are being offered and sold pursuant to a written compensatory benefit plan of the Company.

NOW, THEREFORE, in consideration of the mutual covenants exchanged, the parties agree as follows:

1. PURCHASE AND SALE OF SHARES.

     (a) PURCHASE AND SALE OF SHARES. The Company agrees to sell to Purchaser, and Purchaser agrees to purchase from the Company, Two Hundred Thousand (200,000) shares of the Company's Common Stock (the "Shares"), at a purchase price of Four Dollars and Fifty Cents ($4.50) per share, for a total purchase price of Nine Hundred Thousand Dollars ($900,000). All of the Shares shall be subject to this Agreement and the restrictions herein contained.

     (b) CLOSING. The purchase and sale of the Shares shall be held at the principal office of the Company on the date hereof, or at such other time and place as shall be mutually agreed between Purchaser and the Company. At the closing, Purchaser shall deliver to the Company the total purchase price for the Shares paid in a form and manner authorized by the Option Agreement, and the Company will issue, as promptly thereafter as practicable, a certificate representing the Shares issued in the name of Purchaser. In the event Purchaser delivers his Promissory
     Note in the form attached hereto as Exhibit A in payment of the purchase price, the following shall apply:

          (i) Purchaser shall assign, transfer and pledge the Shares, or collateral of equivalent value acceptable to the Company, to the Company as security for payment of the Promissory Note in accordance with the provisions of a Security Agreement in the form of Exhibit B attached hereto.

               (ii) In the event Purchaser's employment by the Company is terminated for any reason whatsoever, including death, the Company shall have the right, upon ninety (90) days' prior written notice to Purchaser, or his legal representative or successor, to accelerate the full payment of the Promissory Note, in which event such payment shall be due and payable to the Company within thirty (30) days after the expiration of the ninety (90)-day period, unless Purchaser is in default under the Promissory Note or the Security Agreement on the date such notice is sent. In the event of such default, the provisions regarding acceleration of payment due under the Promissory Note contained in Section 6 of the Security Agreement shall apply.

2. REPURCHASE OPTION.

     (a) SHARES SUBJECT TO REPURCHASE. Purchaser hereby grants to the Company the option (the "Repurchase Option") to repurchase all or part of the Unvested Shares (as defined in Section 2(b) below) at the price per share paid for them by Purchaser (the "Option Price"), subject to adjustment pursuant to Section 3, upon the occurrences set forth in subSection (c), but only to the extent such Shares have not been released from the Repurchase Option as provided in subSection (b). All of the Shares shall initially be subject to the Repurchase Option.

     (b) RELEASE DATES. The Shares subject to the Repurchase Option shall be released from the Repurchase Option in accordance with the vesting schedule set forth in Section 3(a) of the Option Agreement to the extent and as of the dates provided therein. Shares subject to the Repurchase Option are referred to herein as "Unvested Shares," and Shares which have been released from the Repurchase Option are referred to herein as "Vested Shares."

     (c) OCCURRENCES PERMITTING EXERCISE. The Company may exercise the Repurchase Option if during the term of this Agreement any one of the following events (an "Offering Event") takes place: (i) Purchaser shall cease to be employed by the Company (including a Parent or Subsidiary of the Company) for any reason, or no reason, with or without cause, including involuntary termination, death or disability; or (ii) any event occurs which causes the involuntary transfer to creditors or to any other person or entity of all or any part of the Shares still subject to the Repurchase Option at the time of such transfer; or (iii) upon designation by the Company in writing to Purchaser, any acceleration of payment due as provided under the terms of the Promissory Note.

     (d) EXERCISE OF REPURCHASE OPTION. Upon the occurrence of an Offering Event, the Company may exercise the Repurchase Option by delivering personally, or by registered or certified mail, to Purchaser (or the Purchaser's permitted transferee or legal representative, as the case may be), within ninety (90) days after the date of the Offering Event, a notice in writing indicating the Company's election to exercise its Repurchase Option and the number of Shares to be purchased by the Company or the Company's designee, who shall be identified in such notice, and setting forth a date for closing not later than thirty (30) days from the date of giving such notice.

     (e) CLOSING FOR REPURCHASE OF SHARES. The closing for the repurchase of the Shares pursuant to the exercise of the Repurchase Option shall take place at the Company's principal offices. At the closing, the holder of the certificate(s) representing the Shares being transferred shall deliver said certificate or certificates evidencing the Shares to the Company, duly endorsed for transfer, and the Company (or its designee) shall tender payment of the purchase price for the Shares being purchased. The purchase price shall be payable in full in cash, or by check, provided that the Company may elect to offset against and deduct from any payment of the purchase price any indebtedness then owed by Purchaser to the Company.

3. ADJUSTMENTS.

     (a) GENERAL. If, from time to time during the term of this Agreement:
     (i) there is any stock dividend, distribution or dividend, stock split, or other change in the character or amount of any of the outstanding securities of the Company; or (ii) there is any consolidation, merger or sale of all, or substantially all, of the assets of the Company; then in such event, any and all new, substituted or additional securities, cash, or other property to which Purchaser is entitled by reason of his ownership of the Shares (the "New Consideration") shall be included in the word "Shares" for all purposes with the same force and effect as the Shares presently subject to the Repurchase Option and other terms of this Agreement, and shall be subject to the Repurchase Option in the same manner and to the same extent as the Unvested Shares with respect to which the New Consideration was provided. While the total Option Price shall remain the same after any such event, the Option Price per share shall be appropriately adjusted to reflect any change in the number of shares.

     (b) QUARTERLY DISTRIBUTIONS. Notwithstanding the provisions of subsection (a) above to the contrary, Purchaser shall be entitled to receive and retain dividends or other distributions declared on the Common Stock of the Company by the board of directors quarterly or on any other regular, periodic basis, including but not limited to distributions required for compliance with the provisions of Section 857(a) of the Internal Revenue Code of 1986, as amended.

4. RESTRICTIONS ON TRANSFER.

     (a) NO TRANSFER OF SHARES SUBJECT TO REPURCHASE OPTION. Purchaser shall not sell, transfer, pledge, assign or otherwise dispose of any of the Unvested Shares which are subject to the Repurchase Option.

     (b) GIFTS OF SHARES. Notwithstanding any other term of this Section 4, Purchaser may make a gift of all or any part of the Shares to any of Purchaser's parents, spouse, issue, siblings, nephews or nieces or to a trust for the exclusive benefit of any of the foregoing parties. The donee or donees shall hold such Shares subject to all the provisions of this Agreement.

5. ASSIGNMENT OF RIGHTS. The Company may assign its rights under Section 2 hereof to one or more persons or entities, who shall have the right to so exercise such rights in his or its own name and for his or its own account. If any such transfer of the Shares requires the consent of any agency pursuant to the securities laws of any state, the time periods specified herein shall be extended for such period as the necessary request for consent to transfer is pending before such agency. All parties agree to cooperate in making such request for transfer, and no transfer shall be executed without such consent if required by law.

6. RELEASE OF SHARES FROM REPURCHASE OPTION. The number of Shares subject to the Repurchase Option will decline as set forth in Section 2(b), and the Repurchase Option shall terminate following the expiration of the notice specified in Section 2(d). Subject to the provisions of the Promissory Note and the Security Agreement, the Company shall release and deliver to Purchaser, from time to time as Purchaser may reasonably request, a certificate representing that number of Shares set forth in a written request made to the Secretary of the Company, to the extent that such Shares are no longer subject to the Repurchase Option. The Company shall cause new certificates to be issued as necessary to effectuate the release and delivery of such Shares to Purchaser.

7. LEGENDS.

     (a) ENDORSEMENT ON CERTIFICATES. The certificates representing the Shares subject to this Agreement shall be endorsed with a legend substantially in the following form:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OR HIS PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS.

     (b) TERMINATION OF ALL RESTRICTIONS. In the event the restrictions imposed by this Agreement shall be terminated as herein provided, a new certificate or certificates representing the Shares shall be issued, on request, without the legend referred to in Subsection 7(a).

     (c) SECURITIES LAW LEGENDS. Any transfer or sale of the Shares is further subject to all restrictions on transfer imposed by state or federal securities laws. Accordingly, it is understood and agreed that the certificates representing the Shares shall bear any legends required by such state or federal securities laws.

8. PURCHASER'S REPRESENTATIONS. In connection with the purchase of the Shares, Purchaser hereby represents and warrants to the Company as follows:

     (a) INVESTMENT INTENT; CAPACITY TO PROTECT INTERESTS. Purchaser is purchasing the Shares solely for his or her own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "Act"). Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for Purchaser's account only, and neither in whole or in part for any other person. Purchaser either (i) has a pre-existing business or personal relationship with the Company or any of its officers, directors or controlling persons, or (ii) by reason of Purchaser's business or financial experience or the business or financial experience of Purchaser's professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect Purchaser's own interests in connection with this transaction.

     (b) INFORMATION CONCERNING COMPANY. Purchaser has heretofore discussed the Company and its plans, operations and financial condition with the Company's officers and has heretofore received all such information as Purchaser has deemed necessary and appropriate to enable the Purchaser to evaluate the financial risk inherent in making an investment in the Shares. Purchaser has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

     (c) ECONOMIC RISK. Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and Purchaser is able, without impairing his or her financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of Purchaser's investment.

     (d) RESTRICTED SECURITIES. Purchaser understands and acknowledges that:

          (i) the sale of the Shares has not been registered under the Act, and the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available and the Company is under no obligation to register the Shares;

          (ii) the share certificate representing the Shares will be stamped with the legends specified in Section 7 hereof; and

          (iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

     (e) DISPOSITION UNDER RULE 144. Purchaser understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Act; that unless the Shares have been issued pursuant to Rule 701 promulgated under the Act the exemption from registration under Rule 144 will not be available in any event for at least one year from the date of purchase and payment of the Shares (AND THAT PAYMENT BY A NOTE IS NOT DEEMED PAYMENT UNLESS IT IS SECURED BY ASSETS OTHER THAN THE SHARES), and even then will not be available unless: (i) a public trading market then exists for the Common Stock of the Company; (ii) adequate information concerning the Company is then available to the public; and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

     (f) FURTHER LIMITATIONS ON DISPOSITION. Purchaser agrees that he shall not make any disposition of all or any portion of the Shares unless and until:

          (i) (A) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; OR, (B)(1) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (2) Purchaser shall have furnished the Company with an opinion of the Purchaser's counsel to the effect that such disposition will not require registration of such shares under the Securities Act, AND (3) such opinion of Purchaser's counsel shall have been concurred in by counsel for the Company and the Company shall have advised Purchaser of such concurrence; AND,

          (ii) The Shares proposed to be transferred are no longer subject to the Repurchase Option set forth in Section 2 hereof.

9. ESCROW. As security for his faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees to deliver to and deposit with Graham & James LLP, legal counsel to the Company (the "Escrow Agent"), as Escrow Agent in this transaction, two Stock Assignments duly endorsed (with date and number of Shares blank) in the form attached hereto as Exhibit C, together with the certificate or certificates evidencing the Shares; said documents are to be held by the Escrow Agent pursuant to the Joint Escrow Instructions of the Company and Purchaser set forth in Exhibit E attached hereto and incorporated by this reference, which instructions shall also be delivered to the Escrow Agent at the closing hereunder.

10. COMPLIANCE WITH INCOME TAX LAWS.

     (a) WITHHOLDING TAX. Purchaser authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the purchase of the Shares. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the purchase of the Shares, Purchaser agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not Purchaser is an employee of the Company at that time.

     (b) INTEREST ON NOTE. In the event that any Promissory Note issued by the Purchaser under this Agreement is subject to the provisions of
     Section 1274 of the Internal Revenue Code of 1986, as amended (the "Code"), and would have original issue discount subject to Section 1272 of the Code, the Company and the Purchaser agree to make and file a timely election under Section 1274A(c) of the Code and regulations thereunder to account for all of the interest on such Note on the cash receipts and disbursements method for Federal income tax purposes.

11. ELECTION PURSUANT TO SECTION 83(B) OF INTERNAL REVENUE CODE OF 1986, AS AMENDED. Purchaser shall be responsible for filing with the Internal Revenue Service an appropriate written notice of election pursuant to Section 83(b) of the Code, if Purchaser wishes to make such an election. Purchaser shall notify the Company in writing if Purchaser files such an election within thirty (30) days of the date of the sale herein contemplated. The Company intends, in the event it does not receive from Purchaser evidence of such filing, to claim a tax deduction for any amount which would otherwise be taxable to Purchaser in the absence of such an election.

12. ENFORCEMENT. Purchaser agrees that a violation on his or her part of any of the terms of this Agreement (other than those contained in Sections 12 and 13, above) may cause irreparable damage to the Company, the exact amount of which is impossible to ascertain, and for that reason agrees that the Company shall be entitled to exercise its right to effect a repurchase and transfer of the Shares pursuant to Section 2 hereof or to a decree of specific performance of the terms hereof or an injunction restraining further violation, said right to be in addition to any other remedies of said parties.

13. CONTROLLING PROVISIONS. The Shares are subject to the provisions of the Company's 1997 Stock Option Plan, and unless stated otherwise terms defined therein have the same meaning when used in this Agreement. To the extent that there may be any conflict between the provisions of this Agreement and the provisions contained in the Company's Bylaws on the transfer or restriction on transfer of Shares, the terms of this Agreement shall be controlling. This Agreement may not be modified except by a writing signed by the party to be bound.

14. OWNERSHIP, VOTING RIGHTS, DUTIES. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

15. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or on the day sent by facsimile transmission if a true and correct copy is sent the same day by first class mail, postage prepaid, or by dispatch by an internationally recognized express courier service.

16. BINDING EFFECT. This Agreement shall inure to the benefit of the Company and its successors and assigns and, subject to the restrictions on transfer set forth herein, be binding upon Purchaser, his permitted transferees, heirs, legatees, executors, administrators and legal successors, who shall hold the Shares subject to the terms hereof.

17. GOVERNING LAW. This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of California, as such laws are applied to contracts entered into by residents of such state and performed in such state.

18. ENTIRE AGREEMENT. This Agreement supersedes all previous written or oral agreements between the parties regarding the subject matter hereof, and constitutes the entire agreement of the parties regarding such subject matter. This Agreement may not be modified or terminated except by a writing executed by all of the parties hereto.

19. NOT EMPLOYMENT CONTRACT. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Purchaser or the Company to terminate Purchaser's employment, for any reason or for no reason, with or without cause, subject to the provisions of applicable law. This Agreement is not an employment contract.

20. GENDER. The masculine, feminine or neuter pronouns used herein shall be interpreted without regard to gender.

21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

22. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MISSION WEST PROPERTIES            PURCHASER


By:                                By:
   -------------------------           ---------------------------------
                                             Michael J. Anderson


Title:                              Address: 858 Fielding Drive,
      ----------------------                 Palo Alto, CA 94303